As filed with the Securities and Exchange Commission on July 16, 2025

Registration No. 333-288575

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	3845	26-0579295
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3600 Green Court, Suite 350,

Ann Arbor, MI 48105-1570

(734) 335-0468

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexander Tokman

Chief Executive Officer

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350,

Ann Arbor, MI 48105-1570

(734) 335-0468

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark R. Busch, Esq. Coleman Wombwell, Esq. K&L Gates LLP 300 South Tryon St. Suite 1000 Charlotte, NC 28202 Telephone: (704) 331-7400	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas 11th Floor New York, NY 10165 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated July 16, 2025

15,700,000 Shares of Common Stock

Pre-Funded Warrants to purchase up to 15,700,000 Shares of Common Stock

Underwriter Warrants to purchase up to 628,000 Shares of Common Stock

Up to 16,328,000 Shares of Common Stock underlying the Pre-Funded Warrants and Underwriter Warrants

We are offering 15,700,000 shares of common stock, par value $0.0001 per share (“common stock”).

We are also offering pre-funded warrants to purchase up to an aggregate of 15,700,000 shares of common stock (the “Pre-Funded Warrants”), in lieu of shares of common stock to those purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrants is exercisable for one share of our common stock. For each Pre-Funded Warrant that we sell, the number of shares of common stock that we are selling will be decreased on a one-for-one basis. The public offering price of each Pre-Funded Warrant will be equal to the price being sold to the public in this offering, minus $0.0001. The Pre-Funded Warrants are immediately exercisable, subject to the beneficial ownership limitations described above, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus also relates to the offering of common stock issuable upon exercise of the Pre-Funded Warrants. We collectively refer to the shares of common stock and Pre-Funded Warrants offered hereby and the shares of common stock underlying the Pre-Funded Warrants as the “securities.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Our common stock trades on the Nasdaq Capital Market under the symbol “NDRA.” The assumed public offering price for each share of common stock or Pre-Funded Warrant for purposes of this preliminary prospectus is $8.07 (equal to the last sale price of our common stock as reported by The Nasdaq Capital Market on July 15, 2025). The actual public offering price per each share of common stock or Pre-Funded Warrant in this offering will be determined between us and the Underwriter (defined below) at the time of pricing and may reflect a discount to the current market price for our common stock. Therefore, the recent market price used throughout this preliminary prospectus as a basis for an assumed public offering price per share of common stock may not be indicative of the final public offering price.

We have engaged Lucid Capital Markets, LLC (the “Underwriter”) to act as our exclusive underwriter in connection with this offering. We have agreed to pay to the Underwriter the fees set forth in the table below. We will bear all costs associated with the offering. See “Underwriting” on page 35 of this prospectus for more information regarding these arrangements.

We will have one closing for all the securities purchased in this offering. The public offering price per share of common stock will be fixed for the duration of this offering.

	Per share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriter fees (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

____________

(1)

We have agreed to pay the Underwriter a cash fee equal to 7.0% of the gross proceeds of this offering up to $100 million and 5.0% of any gross proceeds in this offering in excess of $100 million. This does not include the reimbursement of certain expenses of the Underwriter we have agreed to pay. We have also agreed to issue the Underwriter, or its designees, warrants to purchase a number of shares of common stock equal to 4.0% of the number of shares of common stock and Pre-Funded Warrants issued in this offering See “Plan of Distribution” for additional disclosure regarding the compensation to be received by the Underwriter.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Underwriter Warrants or Pre-Funded Warrants.

We have granted the Underwriter a 45-day option to purchase from us additional 2,355,000 shares of common stock at $               per share, less the underwriting discount and commissions, to cover overallotments, if any. If the Underwriter exercises this option in full, the total underwriting discounts and commissions payable will be approximately $               and the total proceeds to us, before expenses, will be approximately $      .

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 15 of this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about        , 2025, subject to satisfaction of certain customary closing conditions.

The date of this prospectus is     , 2025.

Sole Bookrunner

Lucid Capital Markets

You should rely only on the information contained in this prospectus. Neither we nor the Underwriter has authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us or the Underwriter. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information.” We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits.

Unless the context indicates otherwise, in this prospectus, the terms “ENDRA,” “we,” “us,” “our,” and the “Company” refer to ENDRA Life Sciences Inc., a Delaware corporation, and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy”, “future”, “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning our business strategy; and statements regarding our ability to find and maintain development partners.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our limited commercial experience, limited cash and history of losses;

•	our ability to obtain adequate financing to fund our business operations in the future;

•	our ability to achieve profitability;

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delays and changes in regulatory requirements, policy and guidelines, including potential delays in submitting required regulatory applications or other submissions with respect to U.S. Food and Drug Administration (“FDA”) or other regulatory agency approval;

•	our ability to obtain and maintain required CE mark certifications and secure required FDA and other governmental approvals for our Thermo-Acoustic Enhanced Ultrasound (“TAEUS”) applications;

•	our ability to develop any commercially feasible applications based on our TAEUS technology;

•	market acceptance of our technology;

•	the effect of macroeconomic conditions on our business;

•	results of our human studies, which may be negative or inconclusive;

•	our ability to find and maintain development partners;

•	our reliance on third parties, collaborations, strategic alliances and licensing arrangements to complete our business strategy;

•	the amount and nature of competition in our industry;

•	our ability to protect our intellectual property;

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•	potential changes in the healthcare industry or third-party reimbursement practices;

•	our ability to comply with regulation by various federal, state, local and foreign governmental agencies and to maintain necessary regulatory clearances or approvals;

•	our ability to maintain compliance with Nasdaq listing standards;

•	regulatory developments related to crypto assets and crypto asset markets;

•	a determination that we are an investment company under the Investment Company Act of 1940;

•	our ability to successfully adopt and execute on our new cryptocurrency treasury strategy;

•	any changes in the accounting treatment of cryptocurrency holdings;

•	our dependence on our senior management team; and

•	the other risks and uncertainties described in the Risk Factors section of this prospectus.

Any forward-looking statements made by us in this prospectus are based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus.

Overview

We were incorporated as a Delaware corporation in 2007. Currently, we are developing a next-generation enhanced ultrasound technology platform-Thermo-Acoustic Enhanced Ultrasound, or TAEUS®. Our first TAEUS platform application focuses on measuring fat in the liver.

We have recently revisited and re-evaluated ENDRA’s vision, purpose, and go-to-market strategy with respect to TAEUS. As a result, we are implementing significant changes to ENDRA’s pursuit of future growth.

First, our renewed vision is to become a leading biomarker solution for metabolic diseases and Glucagon-Like Peptide-1 (“GLP-1”) drug management. Our mission is to develop and offer an accurate, simple-to-use, inexpensive, at the point-of-care test - like a blood pressure cuff for the assessment and management of metabolic disease.

Second, we intend to focus on serving these four new markets:

1. Pharmaceutical Companies and Clinical Research Organizations (“CROs”) - to assist them in the efficient screening and monitoring of subjects for new GLP-1 therapeutics in clinical trials by providing a critical biomarker in the treatment of metabolic dysfunction-associated steatohepatitis (“MASH”), obesity, and blood sugar regulation.

2. High-end Primary Care Networks (Concierge Medicine) - to assist them in screening patients for obesity, diabetes, and liver disease, as well as monitoring response to lifestyle changes and drug therapies.

3. Bariatric and Metabolic Clinics - for the management of obesity, the detection of metabolic disease, and monitoring response to therapies.

4. Primary and Internal Medicine at Large - to screen patients for metabolic disease related to obesity, diabetes, and hypertension, and monitor response to lifestyle change and drug therapies. The primary care segment may utilize external laboratories, imaging centers, and pharmacies to perform point-of-care liver fat assessment exams, hence this group is expected to be a part of ENDRA’s go-to-market strategy for the primary care provider segment at large.

Third, the primary focus of the TAEUS platform is to establish key biomarkers for metabolic diseases management with specific focus on the emerging GLP-1 therapies. We are redefining TAEUS technology to make it more scalable and to improve its adoption in newly targeted large market segments. As a result, we now intend to emphasize the following:

•	Leveraging artificial intelligence and machine learning models to complement our TAEUS technologies and further improve their accuracy;
•	Integrating thermo-acoustic technology with conventional ultrasound technologies to simplify, and reduce, the procedure time while reducing user error; and
•	Reducing the form factor of TAEUS and making it cost effective.

Fourth, we plan to implement a new low barrier-to-entry, multi-year, subscription-based business model with monthly recurring revenue. We will retain our traditional direct product sale model with annual upgrade and maintenance fees for customers who may prefer it, but our primary focus will be on the subscription-based approach. In either case, sales are expected to be made by a direct sales force using a value proposition rooted in clinical data supported by results from reference sites.

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We continue to examine the positioning (need, cost, and technical considerations) of our TAEUS platform in the rapidly evolving market for point-of-care assessment of liver fat disease against other opportunities for our platform, such as monitoring of thermo-ablative surgical procedures.

Our TAEUS Technology Platform for Clinical Applications

TAEUS technology uses a pulsed energy source--specifically, radio frequency (“RF”)--to transmit energy deep into tissue and generate ultrasonic waves based on the tissue composition (or tissue chemistry), differentiating lean and fatty tissues. These waves are then detected with ultrasound sensors at the skin surface and used to create high-contrast images (and other forms of data) using our proprietary algorithms. Unlike conventional ultrasound, which creates images based on the scattering properties of tissue structure, thermoacoustic imaging provides tissue absorption maps that differentiate lean and fatty tissues. Acoustic waves (ultrasound) are only utilized to transmit the absorption signal to the imaging system outside of the body.

To increase the versatility of our thermoacoustic technology, we developed TAEUS technology as a platform for multiple applications. Unlike the near-infrared light pulses used in our earlier photoacoustic systems, our TAEUS technology uses RF pulses to stimulate tissues, using a small fraction of the energy that is typically transmitted into the body during an MRI scan. Using RF energy enables TAEUS technology to penetrate deep into tissue, enabling tissue composition at clinically relevant depths. The RF pulses are absorbed by tissue and converted into ultrasound signals, which are detected by an external ultrasound receiver and a digital acquisition system that is part of the TAEUS system. The detected ultrasound can then be processed into ultrasound overlays or quantitative data that may be translated into clinically useful metrics using our proprietary algorithms and displayed to complement conventional gray-scale ultrasound images.

After required regulatory approvals, our TAEUS technology can be added as a standalone system or as an accessory to existing ultrasound systems, helping to improve clinical decision-making on the front lines of patient care, without requiring substantially new clinical workflows or large capital investments. We also intend to offer a license for our TAEUS technology to original equipment manufacturers (“OEMs”), such as ultrasound and thermoablative capital equipment makers, for incorporation in their new products.

We believe that our TAEUS technology has the potential to add a number of new capabilities to conventional ultrasound and other types of capital equipment, thereby enhancing the utility and extending the use of these technologies to circumstances that either currently require the use of expensive CT or MRI imaging systems, where imaging is not practical using existing technology, or where other assessment tools such as surgical biopsy are required. To demonstrate the capabilities of our TAEUS platform, we have conducted various internal ex-vivo laboratory experiments and limited internal in-vivo large animal studies. In our ex-vivo and in-vivo testing, we have demonstrated that the TAEUS platform has multiple capabilities and potential clinical applications, including enhanced ultrasound for the early detection and staging of certain liver diseases and cancer, the real-time visualization of tissue temperature, and blood vessel and blood flow visualization.

TAEUS Liver Device

ENDRA’s first clinical product is designed to interface with a conventional ultrasound scanner, utilizing the scanner’s B-mode imaging to guide the selected region for assessment of liver fat content. The following sub-systems will comprise ENDRA’s first generation product.

•	Energy Generation: The RF source consists of a low power waveform generator and a high gain amplifier. Together, these components generate the characteristic pulses of energy required to excite thermoacoustic signals in tissue.

•	Energy Delivery into Tissue: The RF applicator transmits pulses of energy generated by the RF source into tissue. The applicator is positioned at the skin surface in proximity to the target region for measurement and is designed to efficiently couple pulsed RF energy into target tissues.

•	Signal Detection: A “receive only” ultrasound transducer specifically designed and optimized for thermoacoustic imaging. The transducer sub-system detects thermoacoustic signals induced by the RF source within tissue. The transducer assembly is connected to high-speed electronics for signal amplification, digitization, and processing.

•	Computation and Display: The computer provides processing capability to both utilize the conventional ultrasound data for navigation to the measurement site of interest, and the calculations required to convert digitized thermoacoustic signals into estimates of fat content in liver tissue. The entire sub-system will reside in a single enclosure, on wheels, and sit adjacent to the patient exam bed. A small digital touchscreen display is used for both operator input and the display of data.

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TAEUS platforms may provide two-dimensional imaging with a transducer composed of multiple receive elements. ENDRA is currently developing an improved version of its first-generation liver device. The RF source and applicator would be similar to those in the first-generation product, but the multi-element transducer would allow for multiple applications including reading tissue composition, response to thermoablative procedures, vascular flow, tissue perfusion, and other potential applications.

Cryptocurrency Overview and Market

Overview of the Cryptocurrency Industry and Market

Cryptocurrency refers to digital assets that are issued by and transmitted through an open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. These networks host public transaction ledgers, known as blockchains, on which cryptocurrency holdings and all validated transactions that have ever taken place on the cryptocurrency’s network are recorded. Balances of cryptocurrency are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of the cryptocurrency. The blockchain can be updated without any single entity owning or operating the network.

There are numerous digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets include “stablecoins,” which are designed to maintain a peg to a reference price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency, or CBDC, project was made available to consumers in January 2022, and governments including the United States and the European Union have been discussing the potential creation of new CBDCs.

Cryptocurrency Industry Participants

The primary cryptocurrency industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from cryptocurrency enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine cryptocurrency blocks.

Investors and Traders. Cryptocurrency investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell cryptocurrency or cryptocurrency-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products, or ETPs on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell cryptocurrency directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to cryptocurrency through traditional brokerage accounts.

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Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of cryptocurrency in exchange for fiat or other digital assets. Cryptocurrency can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on cryptocurrency trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for cryptocurrency also exist. The value of a cryptocurrency within the market is determined, in part, by the supply of and demand for the cryptocurrency in the global cryptocurrency market, market expectations for the adoption of the cryptocurrency as a store of value, the number of merchants that accept the cryptocurrency as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the cryptocurrency industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by cryptocurrency collateral, and financial advisory services. If adoption of a cryptocurrency network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for such cryptocurrency network.

Government Regulation of Cryptocurrency

The laws and regulations applicable to cryptocurrency and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of cryptocurrency, the markets for cryptocurrency in general, and our activities in particular, our business and our cryptocurrency acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our cryptocurrency strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

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The CFTC takes the position that some digital assets, including bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended, or CEA. Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider bitcoin to be a security under the federal securities laws, and the approval of the spot bitcoin ETPs support this view. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets.

In addition, because transactions in cryptocurrency provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of cryptocurrency and cryptocurrency platforms, and there is the possibility that law enforcement agencies could close cryptocurrency platforms or other cryptocurrency-related infrastructure with little or no notice and prevent users from accessing or retrieving cryptocurrency held via such platforms or infrastructure. For example, in her January 2021 nomination hearing before the Senate Finance Committee, Treasury Secretary Janet Yellen noted that cryptocurrencies have the potential to improve the efficiency of the financial system but that they can be used to finance terrorism, facilitate money laundering, and support activities that threaten U.S. national security interests and the integrity of the U.S. and international financial systems. The OFAC has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

As noted above, activities involving cryptocurrency and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On March 9, 2022, President Biden signed an executive order relating to cryptocurrencies. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. CBDC. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. In particular, on May 29, 2025, the Digital Asset Market Clarity Act (the “CLARITY Act”) was introduced in the U.S. House of Representatives. The CLARITY Act provides a regulatory framework for digital assets by clarifying the roles of the SEC and CFTC in oversight of various digital assets and transactions in digital assets. The CLARITY Act defines several categories of digital assets: digital commodities and permitted payment stablecoins, which would be subject to the jurisdiction of the CFTC, and excluded digital commodities, such as securities, which would be subject to the jurisdiction of the SEC.

Our Treasury Strategy

The Company plans to adopt a treasury strategy as soon as practicable and, in any event, during the third quarter of 2025, under which the principal holding in its treasury reserve on the balance sheet will be allocated to cryptocurrency, and specifically a long-term strategy of holding bitcoin. Additionally, we intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register as an investment company under the Investment Company Act of 1940 (the “1940 Act”). Although we believe that bitcoin and other blockchain-linked cryptocurrencies in which we intend to invest are based on proven blockchain technology and supported by established infrastructure pertaining to custody and transacting in such cryptocurrencies, our cryptocurrency treasury strategy will be subject to the risks described in the section of the prospectus titled “Risk Factors” under the heading “Risks Relating to Cryptocurrency” beginning on page 19.

Our Decision to Adopt a Cryptocurrency Treasury Strategy

Our Board of Directors and senior management have been examining potential uses of cash, including acquisitions of cryptocurrency. After studying various alternatives, we decided that investing in cryptocurrency is currently the best use of our cash. Cryptocurrency, which are digital assets that are issued by and transmitted through an open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes, will be our principal treasury holding on an ongoing basis, subject to market conditions and our anticipated cash needs. Specifically, we expect that the majority of holdings in the Company’s treasury reserve will consist of bitcoin and other cryptocurrencies that are intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system. As we embark on our new acquisition strategy, our Board intends to proactively evaluate our use of cash, ensuring we maintain adequate working capital.

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Other than acquiring cryptocurrency with our liquid assets that exceed working capital requirements, our cryptocurrency treasury strategy may also involve issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the majority of proceeds to purchase cryptocurrency from time to time, subject to market conditions. We view cryptocurrency as a core holding and expect to accumulate cryptocurrency following this offering. We have not set any specific target for the amount of cryptocurrency we seek to hold, although under the treasury strategy we intend to adopt we will maintain a majority of our holdings as bitcoin and other blockchain-linked cyptocurrencies. We will continue to monitor market conditions in determining whether to engage in financings to purchase additional cryptocurrency. This overall strategy also contemplates that we may (i) periodically sell cryptocurrency for general corporate purposes, including to generate cash for treasury management (which may include debt repayment, if appropriate at such time), for acquisitions, or for strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our cryptocurrency holdings, and (iii) pursue strategies to create income streams or otherwise generate funds using our cryptocurrency holdings  (for example, generating premium income by selling call options related to cryptocurrencies). Although we intend to refine and formally adopt a treasury strategy as soon as practicable, at this time, we do not have a specific policy governing the percentage of our treasury holdings that will be any particular cryptocurrency , as the Company is in the process of establishing an cryptocurrency advisory board that it expects to provide valuable insight and contribute to the development of such strategy .

Cryptocurrency Advisory Board

We intend to establish a cryptocurrency advisory board to assist in developing and managing our cryptocurrency treasury strategy.  This advisory board is expected to be comprised of members of our Board of Directors who have relevant experience as well as independent experts in the cryptocurrency space.

Asset Manager

We intend to engage a third-party asset manager to execute the day-to-day management of our cryptocurrency holdings, in accordance with our treasury strategy and subject to the oversight of our cryptocurrency advisory board.

Custody

Our cryptocurrency will be held offline in cold storage with one or more third-party providers. Digital assets like cryptocurrency depend on private keys to retrieve and transfer funds.

We plan to hold substantially all of our cryptocurrency in custody accounts at a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security. As we further execute on our strategy, we may expand our holdings to multiple similar custodians. However, as of the date of this prospectus, we have not yet entered into a custodial arrangement with any such custodian. In the event that we are not able to enter into such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be delayed, which could cause a material adverse effect on our business, prospects, and market price of our listed securities. If we are not able to enter into a custodial agreement prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Accounting

Cryptocurrency accounting guidance has been evolving. According to the American Institute of Certified Public Accountants’ “Accounting for and auditing of Digital Assets practice aid,” bitcoin and certain other cryptocurrency would satisfy the definition of an indefinite-lived intangible asset and would be accounted for under ASC 350, Intangibles — Goodwill and Other issued by Financial Accounting Standards Board, or FASB. Under these guidelines, bitcoin and other cryptocurrency holdings would be accounted for initially at cost and subject to impairment losses if their fair value fell below carrying value. In December 2023, the FASB issued Accounting Standards Update No. 2023-08, Accounting for and Disclosure of Crypto Assets (ASU 2023-08), which revised cryptocurrency accounting treatment. Under this new guidance, the valuation of cryptocurrency is to be measured based on fair value.

Hedging Strategy

We have not adopted a hedging strategy with respect to cryptocurrency. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

Nasdaq Capital Market Listing

Minimum Bid Price Requirement

In May 2024, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that the Company no longer met the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

To regain compliance with the Minimum Bid Price Rule, the Company effected a reverse stock split at a ratio of 1-for-50, effective as of August 20, 2024 (“August Reverse Stock Split”). The August Reverse Stock Split did not have the intended effect of regaining compliance with the Nasdaq Minimum Bid Price Rule. Subsequently, the Company effected a 1-for-35 reverse stock split of the shares of its common stock, effective as of November 7, 2024 (the “November Reverse Stock Split”). As a result of the November Reverse Stock Split, the Company regained compliance with the Nasdaq Minimum Bid Price Requirement.

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While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Requirement, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. In addition, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for a Minimum Bid Price Requirement compliance period of 180 days for two years following the August Reverse Stock Split. As a result, if the Company fails to satisfy the Minimum Bid Price Requirement, Nasdaq will begin the process of delisting its common stock without providing a Minimum Bid Price Requirement compliance period. However, the Company would still be eligible to request a hearing before the Nasdaq Panel to present its plan for regaining and sustaining compliance with the Minimum Bid Price Requirement.

Stockholders’ Equity Requirement

On May 27, 2025, the Company received a letter from Nasdaq indicating that, because the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 was $1,752,885, the Company is no longer in compliance with the Nasdaq continued listing requirement to maintain $2.5 million of stockholders’ equity, a market value of listed securities of at least $35 million, or $500,000 of net income for the most recently completed fiscal year or for two of the three most recently completed fiscal years (the “Stockholders’ Equity Requirement”). Nasdaq’s letter provided the Company 45 calendar days, or until July 11, 2025, to submit a plan to regain compliance. On July 11, 2025, the Company submitted its plan to Nasdaq and, as of the date of this prospectus, is awaiting Nasdaq’s response. If the plan is accepted, the Company can be granted up to 180 calendar days from May 27, 2025 (or until November 23, 2025), to evidence compliance. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before an independent panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to a panel, that such appeal would be successful.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company intends to submit the compliance plan by the Nasdaq deadline. However, there can be no assurance that the Company’s compliance plan will be accepted by Nasdaq, that it be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

Recent Financial Results

Below is a summary of certain preliminary estimates regarding our financial results for the quarter ended June 30, 2025. This preliminary financial information is based upon our estimates and is subject to completion of our financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. Our independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of our financial results for the quarter ended June 30, 2025, and remains subject to, among other things, the completion of our financial closing procedures, final adjustments, completion of our internal review and review by our independent registered public accounting firm of our financial statements for the quarter ended June 30, 2025.

We expect no revenue for the quarter ended June 30, 2025 and did not have revenue for the quarter ended June 30, 2024.

We expect to record a loss from operations of approximately $1.3 million for the quarter ended June 30, 2025, compared to a net loss of approximately $2.2 million for the quarter ended June 30, 2024.

As of June 30, 2025, we had total assets of approximately $2.6 million and working capital of approximately $1.2 million, including $1.8 million of cash and cash equivalents.

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Risk Factor Summary

Our business is subject to many significant risks, as more fully described in the section titled “Risk Factors” immediately following this prospectus summary and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other documents we file with the SEC, each of which are incorporated by reference into this prospectus. You should read and carefully consider these risks, together with all of the other information in this prospectus, including the financial statements and the related notes included herein, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, prospects, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

•	We have a history of operating losses and will need to raise significant additional capital to continue our business and operations.

•	Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future for reasons unrelated to our operating performance or prospects, and as a result, investors in our common stock could incur substantial losses.

•	Our stock is subject to minimum requirements to remain listed on the Nasdaq Capital Market, including a minimum bid price requirement and stockholders’ equity requirement, and may be delisted if it does not regain compliance with the stockholders’ equity requirement.

•	If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, the price of our securities and trading volume could decline.

•	Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our at-the-market offering program or equity incentive plan, could result in dilution of the percentage ownership of our stockholders and could cause the price of our securities to fall.

•	Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

•	As an investor, you may lose all of your investment.

•	Our cryptocurrency treasury strategy has not been tested.

•	Absent federal regulations, there is a possibility that certain cryptocurrencies may be classified as “securities.” Any classification of a cryptocurrency as a “security” would subject us to additional regulation and could materially impact the operation of our business.

•	The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of cryptocurrencies we hold and adversely affect our business.

•	If we were deemed to be an investment company under the 1940 Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

•	We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

•	Changes in the accounting treatment of cryptocurrency holdings could have significant accounting impacts, including increasing the volatility of our results.

•	Our management relies upon the advice of an asset manager through an asset management agreement to assist in building a narrowly focused investment strategy and the execution of the Company’s strategy and may not yield the desired return.

•

Cryptocurrency price volatility may materially depress asset valuations, necessitating substantial cash reserves or liquidity buffers to maintain operational resilience. These risks are compounded by the lack of comprehensive regulation governing cryptocurrency trading platforms, which face material exposure to fraud, market manipulation, security breaches, and operational failures that could materially and adversely affect the value of our cryptocurrency holdings.

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•	We may use the net proceeds or a portion thereof from any offering by the Company to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.

•	Cryptocurrency holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

•	Cryptocurrencies do not pay interest or dividends.

•	We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

•	If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our cryptocurrency, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our cryptocurrency and our financial condition and results of operations could be materially adversely affected.

•	We face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations.

•	Our custodially-held cryptocurrencies may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

Corporate Information

We were incorporated in Delaware in July 2007. Our corporate headquarters is located at 3600 Green Court, Suite 350, Ann Arbor, Michigan 48105-1570. Our website can be accessed at www.endrainc.com. The telephone number of our principal executive office is (734) 335-0468. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

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THE OFFERING

Common stock offered by us	15,700,000 shares of common stock.

Pre-funded warrants offered by us

We are also offering pre-funded warrants to purchase up to 15,700,000 shares of common stock (the “Pre-Funded Warrants”), which may be sold in lieu of the shares of common stock included in this offering to those purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each Pre-Funded Warrant will have an exercise price of $0.0001 per share and will be exercisable immediately exercisable, subject to the beneficial ownership limitations described above.

This offering also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants. The exercise price and number of shares of common stock issuable upon exercise will be subject to certain adjustments as described herein. See “Description of Securities”.

We are also registering the issuance of the 15,700,000 shares of our common stock underlying the Pre-Funded Warrants.

Common stock outstanding immediately prior to this offering	752,755 shares.
Option to purchase additional securities

We have granted the Underwriter a 45-day option to purchase from us additional 2,355,000 shares of common stock at a price of $      per share, less the underwriting discount and commissions, to cover overallotments, if any.

Use of proceeds

We estimate the net proceeds from this offering to us will be approximately $118.0 million, assuming a public offering price of $8.07 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on July 15, 2025 and after deducting the estimated Underwriter fees and expected offering expenses payable by us.

We intend to use the majority of the net proceeds from this offering to establish the Company’s cryptocurrency treasury operations and the accumulation of cryptocurrency. We intend to adopt a treasury policy pursuant to which we will maintain a majority of holdings in the Company’s treasury reserve as bitcoin and other cryptocurrencies and that are intrinsically linked to a blockchain system. We intend to monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register under the 1940 Act.

The remaining net proceeds, in an amount equal to approximately 5.0% of the net proceeds from this offering, up to $5.0 million and subject to a floor of $3.0 million, will be used for research and product development, to fund clinical trials and for working capital and general corporate purposes.

See the section titled “Use of Proceeds.”

Nasdaq Capital Market symbol

NDRA. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Risk factors

See the section titled “Risk Factors” and other information included and incorporated by reference into this prospectus for a discussion of factors you should consider before investing in our securities.

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The number of shares of our common stock to be outstanding after this offer is based on 752,755 shares of common stock outstanding as of July 15, 2025 and excludes the following:

•	180,707 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $85.38 per share;

•	1 share of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

•	266 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to our 2016 Omnibus Incentive Plan (the “Incentive Plan”) at a weighted average exercise price of $26,594.61 per share;

•	179,474 shares of common stock issuable upon the vesting of Restricted Stock Units issued pursuant to the Incentive Plan; and

•	309 shares of common stock reserved for future issuance under the Incentive Plan.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should read and consider carefully the following risk factors as well as the risk factors described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, together with the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected, and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Related to this Offering and Our Securities

We have a history of operating losses and will need to raise significant additional capital to continue our business and operations. If we are unable to raise sufficient capital in this Offering and additionally in the near term to meet our capital and operating needs, we may be forced to further delay, reduce or eliminate our operating activities, or cease operations entirely, which would have a material adverse effect on our business and cause you to lose all of your investment.

We are experiencing financial and operating challenges. As of March 31, 2025, we had $2.1 million of cash and cash equivalents. As disclosed in our auditor’s report on our financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, there is substantial doubt about our ability to continue as a going concern and, to remain viable, we will require significant additional liquidity in order to execute our business plan. Any inability to raise adequate funds on commercially reasonable terms and in the near term would have a material adverse effect on our business, results of operation and financial condition, including the possibility that a lack of funds causes our business to fail and liquidate. You must be prepared to lose all of your investment.

The issuance of the shares of common stock and Pre-Funded Warrants covered by this prospectus could significantly increase the total number of shares of common stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares being offered pursuant to this prospectus represent 15,700,000 shares of common stock being sold pursuant to this prospectus, and 628,000 shares of common stock issuable upon the exercise of the Underwriter Warrants (or 18,055,000 shares of common stock and 722,200 shares of common stock issuable upon the exercise of the Underwriter Warrants if the Underwriter exercises its over-allotment option in full). As of July 15, 2025, there were 752,755 shares of common stock issued and outstanding (prior to any deemed issuance of the Pre-Funded Warrants and the Underwriter Warrants). If we are required to issue the maximum number of shares of common stock that are being registered hereunder, the number of shares of common stock issued and outstanding after such issuance would represent approximately 2,170% of the number of shares of common stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of common stock that we issue may be less than the aggregate number of shares covered by this prospectus.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future for reasons unrelated to our operating performance or prospects, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. From January 1, 2025 through July 15, 2025, intra-day trading prices of shares of our common stock on the Nasdaq Capital Market fluctuated from a low of $2.90 to a high of $11.96 and may continue to fluctuate significantly in the future. The stock market in general and the market for healthcare companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. Additionally, we intend to use the majority of the proceeds from this offering to purchase cryptocurrency, which has been, and will likely continue to be, volatile. When a material portion of our assets is represented by cryptocurrency, our stock price will likely fluctuate based on the price of cryptocurrency. See the risk factor below titled, “We may use the net proceeds or a portion thereof from any offering by the Company to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.”

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Additionally, securities of certain companies have experienced significant and extreme volatility in stock price due to a sudden increase in demand for stock resulting in aggregate short positions in the stock exceeding the number of shares available for purchase, forcing investors with short exposure to pay a premium to repurchase shares for delivery to share lenders. This is known as a “short squeeze.” These short squeezes have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share declines steadily as interest in those stocks abates. While we have no reason to believe our shares would be the target of a short squeeze, there can be no assurance that they will not be in the future, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Our stock is subject to minimum requirements to remain listed on the Nasdaq Capital Market, including a minimum bid price requirement and stockholders’ equity requirement, and may be delisted if it does not maintain or regain, as applicable, compliance with those requirements.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share for primary equity securities listed on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

To regain compliance with the Minimum Bid Price Rule, the Company effected a reverse stock split at a ratio of one-for-fifty (“August Reverse Stock Split”). The August Reverse Stock Split did not have the intended effect of regaining compliance with the Nasdaq Minimum Bid Price Rule. Subsequently, the Company effected a 1-for-35 reverse stock split of the shares of the Company’s common stock, effective as of November 7, 2024 (the “November Reverse Stock Split”). As a result of the November Reverse Stock Split, the Company regained compliance with the Nasdaq Minimum Bid Price Requirement

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Requirement, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if any listed company that fails to meet the Minimum Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Requirement compliance period of 180 days.

This offering, and the amount of common stock offered pursuant to this offering, may have the effect of lowering the price of our common stock. Should the price of our common stock fall below $1.00 per share as a result of this offering, we would fall out of compliance with the Minimum Bid Price Requirement. As a result, since the Company has effected the 1-for-50 August Reverse Stock Split and the 1-for-35 November Reverse Split, Nasdaq would begin the process of delisting our common stock without providing a Minimum Bid Price Requirement compliance period. However, the Company would still be eligible to request a hearing before the Nasdaq Panel to present its plan for regaining and sustaining compliance with the Minimum Bid Price Requirement.

In addition to the Minimum Bid Price Requirement, Nasdaq Marketplace Rule 5550(b) requires listed companies to maintain $2.5 million of stockholders’ equity, a market value of listed securities of at least $35 million, or $500,000 of net income for the most recently completed fiscal year or for two of the three most recently completed fiscal years (the “Stockholders’ Equity Requirement”). On May 27, 2025, the Company received a letter from Nasdaq indicating that, because the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 was $1,752,885, the Company is no longer in compliance with the Stockholders’ Equity Requirement. Nasdaq’s letter provided the Company 45 calendar days, or until July 11, 2025, to submit a plan to regain compliance. On July 11, 2025, the Company submitted its plan to Nasdaq and, as of the date of this prospectus, is awaiting Nasdaq’s response. If the plan is accepted, the Company can be granted up to 180 calendar days from May 27, 2025 (or until November 23, 2025), to evidence compliance. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted but the Company fails to regain compliance within the plan period, the Company would have the right to a hearing before an independent panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal any delisting determination by Nasdaq to a panel, that such appeal would be successful.

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The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company intends to submit the compliance plan by the Nasdaq deadline. However, there can be no assurance that the Company’s compliance plan will be accepted by Nasdaq, that it be able to regain compliance with Nasdaq Listing Rule 5550(b)(1), maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.

If our common stock ceases to be listed for trading on the Nasdaq Capital Market, we would expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, it would be more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange.

There is a limited market for our common stock.

Although our common stock is traded on the Nasdaq Capital Market, the volume of trading has historically been limited. Our average daily trading volume of our shares from January 1, 2025 to June 30, 2025 was approximately 97,665 shares. Thinly traded stock can be more volatile than stock trading in a more active public market. While we have made efforts to increase trading in our stock, we cannot predict the extent to which an active public market for our common stock will develop or be sustained. Therefore, a holder of our common stock who wishes to sell his or her shares may not be able to do so immediately or at an acceptable price.

There is no public market for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants offered in this offering, and we do not expect a market to develop. In addition, the Pre-Funded Warrants are not listed, and we do not intend to apply for listing of the Pre-Funded Warrants, on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants is limited, and investors may be unable to liquidate their investments in the Pre-Funded Warrants.

A Pre-Funded Warrant does not entitle the holder to any rights as common stockholders until the holder exercises the Pre-Funded Warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your Pre-Funded Warrants, the Pre-Funded Warrants will not provide you any rights as a common stockholder. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

If securities or industry analysts do not publish research reports about our business, or if they issue an adverse opinion about our business, the price of our securities and trading volume could decline.

The trading market for our securities is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the securities or industry analysts who cover us or may cover us in the future change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any securities or industry analyst who covers us or may cover us in the future were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline.

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We have not paid dividends in the past and have no plans to pay dividends.

We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we will, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan and our at-the-market equity offering program, could result in dilution of the percentage ownership of our stockholders and could cause the price of our securities to fall.

We expect that significant capital will be needed in the future to continue our planned operations and we may raise additional capital for the purchase of cryptocurrency. To the extent we raise capital by issuing common stock, convertible securities or other equity securities, our stockholders may experience substantial dilution, and new investors could gain rights superior to our existing stockholders. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital-raising efforts at prices (or exercise prices) below the price you paid for your stock. The future issuance of additional shares of our common stock may create downward pressure on the trading price of the common stock.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Certain provisions of our Fourth Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of Delaware law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our Certificate of Incorporation and Bylaws:

•

authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call stockholder meetings;

•	do not provide for cumulative voting rights;

•	provide that all vacancies in our board of directors may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that stockholders must comply with advance notice procedures with respect to stockholder proposals and the nomination of candidates for director;

•	provide that stockholders may only amend our Certificate of Incorporation upon a supermajority vote of stockholders; and

•	provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal claims.

In addition, section 203 of the Delaware General Corporation Law limits our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following any such person’s share acquisition. These provisions may have the effect of entrenching our management team and may deprive stockholders of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

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As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Our management will have broad discretion over the portion of the net proceeds of this offering that are not being used to establish the Company’s cryptocurrency treasury operation, which we may not use effectively or in a manner with which you agree.

Our management will have broad discretion as to the use of the portion of net proceeds from this offering that are not being used to establish the Company’s cryptocurrency treasury operation and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that such portion of the proceeds will be invested in a way that does not yield a favorable, or any, return for our company. In addition, pending their use, we may invest such portion of net proceeds from this offering in a manner that does not produce income or that loses value.

Risks Relating to Cryptocurrency

We have not yet formally adopted a cryptocurrency treasury policy or engaged a custodian for cryptocurrencies we intend to acquire with proceeds from this offering and, accordingly, our cryptocurrency treasury strategy has not been implemented or tested.

Our cryptocurrency acquisition and treasury strategy has not been tested. Although we believe cryptocurrency has the potential to serve as a hedge against inflation in the long term, the short-term price of cryptocurrency as an asset class declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our cryptocurrency acquisition strategy or actions we undertake to implement it. If cryptocurrency prices were to decrease or our cryptocurrency acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock would be materially adversely impacted.

Additionally, while we intend to hold substantially all of our cryptocurrency in custody accounts at a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security, as of the date of this prospectus, we have not yet entered into a custodial arrangement with any such custodian. In the event that we are not able to enter into such a custodial arrangement prior to or shortly following the consummation of the offering, the development and implementation of our treasury strategy would be delayed, which could cause a material adverse effect on our business, prospects, and market price of our listed securities. If we are not able to enter into a custodial agreement prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

Absent federal regulations, there is a possibility that certain cryptocurrencies may be classified as “securities.” Any classification of a cryptocurrency as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Cryptocurrency refers to digital assets that are issued by and transmitted through an open-source protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. We believe that digital assets intrinsically linked to a blockchain system, and the value of which is derived from or is reasonably expected to be derived from the use of the blockchain system, such as bitcoin, are not securities, but neither the SEC nor any other U.S. federal or state regulator has formally taken such a position. Despite the Trump Administration’s Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective “protecting and promoting the ability of individual citizens and private sector entities alike to access and to maintain self-custody of digital assets,” cryptocurrency has not yet been classified with respect to U.S. federal securities laws, although, as of the date of this prospectus, the CLARITY Act is under consideration by the U.S. Congress and would provide greater certainty around the characterization of cryptocurrencies in which we intend to invest. Therefore, while (for the reasons discussed below) we believe that bitcoin and other cryptocurrencies intrinsically linked to a blockchain system are digital commodities and  not a “securities” within the meaning of the U.S. federal securities laws, and registration of the Company under the 1940 Act, is therefore not required under the applicable securities laws, we acknowledge that, in the absence of applicable legislation, a regulatory body or federal court may determine otherwise. Therefore, our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that cryptocurrency is a “security,” which would require us to register as an investment company under the 1940 Act.

As part of our analysis of U.S. federal securities law, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. We have also reviewed the pending CLARITY Act’s characterization of digital assets as digital commodities or stablecoins, and otherwise as securities or other non-digital commodity instruments. Our belief that bitcoin and other blockchain-linked cryptocurrencies in which we intend to invest are not a “securities” is premised, among other reasons, on our belief that such cryptocurrencies do not meet the elements of the Howey test. For instance, ownership of bitcoin and other blockchain-linked cryptocurrencies do not convey the right to receive any interest, rewards, or other returns.

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We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view in the absence of applicable clarifying legislation. The regulatory treatment of cryptocurrency is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed cryptocurrency a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that cryptocurrency, or any other digital asset we might hold is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if cryptocurrency was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of cryptocurrencies we hold and adversely affect our business.

The emergence or growth of digital assets other than cryptocurrencies we may hold could have a material adverse effect on our financial condition. There are numerous alternative digital assets and many entities, including consortia and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets. For example, some cryptocurrency networks utilize proof-of-work mining. Others use a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. If the mechanisms for validating transactions in alternative digital assets are perceived as superior to the mechanisms used by the digital assets in which we invest, those digital assets could gain market share.

Other alternative digital assets could include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of cryptocurrencies we hold to decrease, which could have a material adverse effect on our business, financial condition and results of operations.

If we were deemed to be an investment company under the 1940 Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the 1940 Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the 1940 Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act.

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Historically, we have been focused on developing a next-generation enhanced ultrasound technology platform—Thermo-Acoustic Enhanced Ultrasound, or TAEUS®.  Recently, we have begun focusing on pursuing opportunities to expand our portfolio into coins, digital assets and cryptocurrency. With respect to Section 3(a)(1)(A) of the 1940 Act, following this offering, approximately 95% percent of the proceeds of the Offering will be used to acquire cryptocurrency, which will be an amount in excess of 40% of our total assets. Since we believe cryptocurrency is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the 1940 Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the 1940 Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the 1940 Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

Cryptocurrency and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the 1940 Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the 1940 Act, which would increase the percentage of securities held by us for 1940 Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the 1940 Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the 1940 Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the 1940 Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the 1940 Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the 1940 Act—including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons—likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

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We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrency and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrency. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrency or the ability of individuals or institutions such as us to own or transfer cryptocurrency.

If cryptocurrency is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a cryptocurrency treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Changes in the accounting treatment of cryptocurrency holdings could have significant accounting impacts, including increasing the volatility of our results.

In December 2023, the FASB issued ASU 2023-08, which upon our adoption will require us to measure in-scope cryptocurrency assets at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our cryptocurrency in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to our cryptocurrency holdings. The standard is effective for our interim and annual periods beginning January 1, 2025, with a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which we adopt the guidance. Due in particular to the volatility in the price of cryptocurrencies, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our cryptocurrency on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our common stock. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of the beginning of the annual period in which we adopt the guidance and not permitting retrospective restatement of our historical financial statements, our future results will not be comparable to results from periods prior to our adoption of the guidance.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Changes in our ownership of cryptocurrency could have accounting, regulatory and other impacts, as well. While we currently intend to primarily own cryptocurrency directly, we may investigate other potential approaches to owning cryptocurrencies, including indirect ownership (for example, through ownership interests in a fund that owns cryptocurrencies and deemed ownership via ownership of cryptocurrency derivative assets). If we were to own all or a portion of our cryptocurrencies in a different manner, the accounting treatment for our cryptocurrencies, our ability to use our cryptocurrencies as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of cryptocurrencies may force us to liquidate our holdings to use it as collateral, which could be negatively impacted by any disruptions in the cryptocurrency market, and if liquidated, the value of the collateral would not reflect potential gains in market value of our cryptocurrency.

Our management relies upon the advice of an asset manager through an asset management agreement to assist in building a narrowly focused investment strategy and the execution of the Company’s strategy and may not yield the desired return.

We intend to engage an asset manager to manage our cryptocurrency holdings and to adopt a treasury policy in which we maintain a majority of our holdings as bitcoin and other blockchain-linked cryptocurrencies. Our management , cryptocurrency advisory board and such asset manager will have broad discretion in the application of the net proceeds from any offering by the Company and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline.

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Cryptocurrency price volatility may materially depress asset valuations, necessitating substantial cash reserves or liquidity buffers to maintain operational resilience. These risks are compounded by the lack of comprehensive regulation governing cryptocurrency trading platforms, which face material exposure to fraud, market manipulation, security breaches, and operational failures that could materially and adversely affect the value of our cryptocurrency holdings.

We may invest in even more cryptocurrencies in the future, which could materially and adversely affect our business, financial condition and results of operations, primarily due to the inherent price volatility of cryptocurrency and the impact of accounting standards. Cryptocurrencies can be highly susceptible to sharp price swings, which can significantly impact our financial statements, especially under mark-to-market accounting. To mitigate these risks, companies holding significant amounts of cryptocurrencies must maintain substantial capital reserves to absorb potential declines in asset value without compromising their overall financial health. This heightened need for liquidity reflects the increased risk associated with holding cryptocurrencies and underscores the importance of robust risk management strategies when navigating the uncertainties of the digital asset market.

Digital asset trading platforms handling cryptocurrencies and particularly small-cap cryptocurrencies are relatively new and often operate without the oversight typical of regulated securities or commodities markets. Many platforms, particularly those based outside the United States, are subject to limited or inconsistent regulatory standards and often do not provide transparent information about their ownership, management, or compliance practices. This lack of oversight increases the risk of fraudulent activities such as artificial trading volume, wash trading, and market manipulation—issues that have been documented in unregulated cryptocurrency markets and could similarly affect cryptocurrency trading. Reports have indicated that a significant portion of trading volume on unregulated digital asset trading platforms may be artificially inflated or non-economic in nature.

Manipulative behavior on cryptocurrency exchanges can distort market prices and lead to unexpected losses for investors. As a result, reduced market confidence in these platforms could negatively impact the liquidity and value of cryptocurrencies. We may hold substantial amounts of cryptocurrencies and must be vigilant about these risks, as trading activity that is not reflective of genuine market interest can lead to volatility and potential losses.

The operational integrity of digital asset trading platforms is another critical risk factor. Many of these platforms may lack robust security measures, making them vulnerable to hacking, fraud, and other operational problems. As we may hold large quantities of cryptocurrencies, we must consider the risk of security breaches, which could materially and adversely affect our business, financial condition and results of operations.

We intend to use the majority of net proceeds from any future offering by the Company to purchase additional cryptocurrency, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from any future offering by the Company to purchase additional bitcoin and other blockchain-linked cryptocurrencies in accordance with our treasury strategy. Cryptocurrency is a highly volatile asset. Cryptocurrency does not pay interest, but if management determines to stake the cryptocurrency tokens in treasury, rewards can be earned on cryptocurrency. The ability to generate a return on investment from the net proceeds from any offering by the Company will depend on whether there is appreciation in the value of bitcoin and other cryptocurrencies following our purchases of such cryptocurrency with the net proceeds from any future offering by the Company and whether the Company is successful in pursuing other strategies to create income streams or otherwise generate funds using its cryptocurrency holdings. Future fluctuations in bitcoin’s and other cryptocurrency’s trading prices may result in our converting cryptocurrency purchased with the net proceeds from any offering into cash with a value substantially below the net proceeds from such an offering.

Cryptocurrency and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of various cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrency or the ability of individuals or institutions such as us to own or transfer cryptocurrency. For example, the U.S. executive branch and SEC, among others in the United States and abroad, have been active in recent years, and laws including the European Union’s Markets in Crypto Asset Regulation and the U.K.’s Financial Services and Markets Act 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and cryptocurrency specifically. The consequences of increased or different regulation of digital assets and digital asset activities could adversely affect the market price of cryptocurrency and in turn adversely affect the market price of our common stock. Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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Cryptocurrency holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price; limited liquidity and trading volumes compared to sovereign currencies markets; relative anonymity; a developing regulatory landscape; potential susceptibility to market abuse and manipulation; compliance and internal control failures at exchanges; and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrency at favorable prices or at all. Further, cryptocurrency which we hold with our custodians does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, pursuant to the asset management agreement we intend to enter into with the asset manager, we are currently and may generally be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrency or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of cryptocurrency has declined significantly. If we are unable to sell our cryptocurrency, enter into additional capital raising transactions using cryptocurrency as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrency at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Cryptocurrencies do not pay interest or dividends.

Cryptocurrencies do not pay interest or other returns and we can only generate cash from our cryptocurrency holdings if we sell our cryptocurrency or implement strategies to create income streams or otherwise generate cash by using our cryptocurrency holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our cryptocurrency holdings, and any such strategies may subject us to additional risks.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our cryptocurrency treasury strategy, our use of leverage, the manner in which our cryptocurrency is intended to be custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our cryptocurrency holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding cryptocurrency. See “Use of Proceeds.”

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If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our cryptocurrency, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our cryptocurrency and our financial condition and results of operations could be materially adversely affected.

Security breaches and cyberattacks are of particular concern with respect to cryptocurrency. Blockchain-based cryptocurrencies and the entities that provide services to participants in the cryptocurrency ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021, it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our cryptocurrency in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our cryptocurrency;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader cryptocurrency ecosystem or in the use of the cryptocurrency network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to cryptocurrency, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine, Israel-Hamas and Israel-Iran conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the cryptocurrency industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations.

Blockchain networks are maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. Both networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a 51% attack. In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of cryptocurrency assets.

Additionally, forks, or splits in the underlying protocol, may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value, and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

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Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks. Exploits of protocol-level vulnerabilities could also compromise the integrity of the cryptocurrency blockchains, resulting in a substantial loss of value.

The success and growth of cryptocurrency assets depend significantly on their continued security, stability, and scalability. Any technical failures, consensus breakdowns, governance disputes, or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in their market prices, which could materially and adversely impact our business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of cryptocurrencies, whether due to 51% attacks, forks, hacks, network disruptions, or other adverse events, could negatively impact our business, financial condition, and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting our business, financial condition and results of operations.

Our custodially-held cryptocurrencies may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

We plan to hold substantially all of our cryptocurrency in custody accounts at a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security. As we further execute on our strategy, we intend to expand our holdings to multiple similar custodians.

If our custodially-held cryptocurrencies are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such cryptocurrencies and this may ultimately result in the loss of the value related to some or all of such assets. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, and the filing and subsequent settlement of a civil fraud lawsuit have highlighted the counterparty risks applicable to owning and transacting in digital assets. These bankruptcies, closures, liquidations and other events have likely negatively impacted the adoption rate and use of cryptocurrencies. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of cryptocurrencies, limit the availability to us of financing collateralized by such assets, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our cryptocurrencies. Even if we are able to prevent our cryptocurrencies from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our cryptocurrencies held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our listed securities.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the issuance and the sale of the securities in this offering will be approximately $118.0 million (or approximately $136.0 million if the underwriter exercises in full its over-allotment option), in each case after deducting the underwriting discount and estimated offering expenses payable by us, based on the assumed public offering price of $8.07  per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 15, 2025.

We intend to use the majority of the net proceeds from this offering to establish the Company’s cryptocurrency treasury operations and the accumulation of cryptocurrency. We plan to adopt a policy pursuant to which we will maintain a majority of our holdings in the Company’s treasury reserve as bitcoin and other cryptocurrencies that are intrinsically linked to a blockchain system. Additionally, we will monitor ongoing developments in the regulatory environment around cryptocurrencies, including pending federal legislation, and may modify or expand our treasury strategy to the extent we determine compliant with federal rules and regulations and not giving rise to a requirement that the Company register under the 1940 Act.

We plan to hold substantially all of our cryptocurrency in custody accounts at a U.S.-based, institutional-grade custodian that has demonstrated a record of regulatory compliance and information security. However, as of the date of this prospectus, we have not yet entered into a custodial arrangement with any such custodian. If we are not able to enter into a custodial agreement prior to or shortly following the consummation of the offering, we will maintain the net proceeds from this offering that we intend to use to purchase cryptocurrency as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds until such time that we enter into a custodial arrangement for our cryptocurrency holdings.

We intend to use the remaining portion of the net proceeds, an amount equal to approximately 5.0% of the net proceeds of the offering,  up to $5.0 million and subject to a floor of $3.0 million, for research and product development, to fund clinical trials and for working capital and general corporate purposes. We have not yet determined the amount of these net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying these net proceeds from the sale of these securities, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. Other than the portion of net proceeds to be used to purchase cryptocurrency, we cannot predict with certainty all of the particular uses for the proceeds of this offering or the exact amounts that we will actually spend on the uses set forth above.

Pending our use of the net proceeds from this offering as described above, we intend to maintain any net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•	on an actual basis; and

•	on an as adjusted basis, after giving effect to the application of the net proceeds of this offering after deducting the Underwriter fees and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus. See “The Offering” in this prospectus for information relating to the expected number of shares of our common stock to be outstanding after this offering. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of March 31, 2025
	Actual	As Adjusted for this Offering*
Cash and cash equivalents	$2,064,874	$7,064,874
Cryptocurrency	-	$112,989,050

Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 shares issued and outstanding	-	-
Common stock, $0.0001 par value; 20,000,000 shares authorized; 562,213 shares issued and outstanding (16,252,213 shares issued and outstanding as adjusted)	55	1,626
Additional paid in capital	106,227,259	224,214,738

Stock payable	-	-

Accumulated deficit	(104,474,429)	(104,474,429)

Total Stockholders’ Equity	$1,752,885	$119,741,935

*Assumes a $126,699,000 capital raise with net cash proceeds of approximately $118.0 million. Each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the amount of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $14.9 million, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the Underwriter fee and estimated offering expenses payable by us.

The foregoing tables and calculations are based on 562,213 shares of our common stock outstanding as of March 31, 2025, and excludes the shares issuable under our warrants and options outstanding as of March 31, 2025, as follows:

•	180,707 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $85.38 per share;

•	1 share of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

•	236 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to the Incentive Plan at a weighted average exercise price of $34,731.35 per share; and

•	179,771 shares of common stock reserved for future issuance under the Incentive Plan.

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DILUTION

As of March 31, 2025, our historical net tangible book value was $1.7 million, or $3.12 per share of our common stock. Our historical net tangible book value per share represents total tangible assets less total liabilities divided by the number of shares of our common stock outstanding on March 31, 2025.

Our as adjusted net tangible book value represents our historical net tangible book value as adjusted to give effect to the sale of shares of our common stock in this offering at an assumed public offering price of $8.07 per share, after deducting the estimated Underwriter fees and estimated offering expenses payable by us. We determine dilution, or accretion, per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

Assumed public offering price per share		$8.07
Historical net tangible book value per share as of March 31, 2025	$3.12
Increase in as adjusted net tangible book value per share attributable to new investors	$4.25
As adjusted net tangible book value per share		$7.36
Dilution per share to new investors participating in this offering		$0.71

Each $1.00 increase or decrease in the assumed public offering price of $8.07 per share, which is based on the last reported sales price of our common stock on the Nasdaq Capital Market on July 15, 2025, would increase or decrease, as applicable, our as adjusted net tangible book value as of March 31, 2025 after this offering by approximately $14.9 million, or $0.95 per share, and would increase or decrease dilution to investors in this offering by $0.08 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the Underwriter fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. The as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

The foregoing tables and calculations are based on 562,213 shares of our common stock outstanding as of March 31, 2025, and excludes the shares issuable under our warrants and options outstanding as of March 31, 2025, as follows:

•	180,707 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $85.38 per share;

•	1 share of common stock issuable upon the conversion of outstanding shares of Series A Convertible Preferred Stock;

•	236 shares of common stock issuable upon the exercise of outstanding stock options issued pursuant to the Incentive Plan at a weighted average exercise price of $34,731.35 per share; and

•	179,771 shares of common stock reserved for future issuance under the Incentive Plan.

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DESCRIPTION OF OUR SECURITIES

We are a Delaware company and our affairs are governed by our amended and restated certificate of incorporation and bylaws, the Delaware General Corporation Law (the “DGCL”), and the common law of the State of Delaware.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of amended and restated certificate of incorporation and bylaws, copies of which are filed as exhibits to the Registration Statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We currently have authority to issue 20,000,000 shares of our common stock, par value of $0.0001 per share. As of July 15, 2025, 752,755 shares of our common stock were issued and outstanding, held of record by 24 stockholders. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

We have never paid any cash dividends on our common stock.

Warrants to be Issued as a Part of this Offering

Pre-Funded Warrants

The Pre-Funded Warrants will be issued in a form filed as an exhibit to the registration statement of which this prospectus is a part and the following summary is subject to and qualified in its entirety by the filed exhibit. You should review a copy of the form of Pre-Funded Warrant for a complete description of the terms and conditions applicable to the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable upon issuance and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

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Cashless Exercise.

If, at any time after the holder’s purchase of Pre-Funded Warrants, such holder exercises its Pre-Funded Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions

In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Pre-Funded Warrants.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Pre-Funded Warrants, the Pre-Funded Warrants may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-Funded Warrants. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Waivers and Adjustments

Subject to certain exceptions, any terms of the Pre-Funded Warrants may be amended or waived with our written consent and the written consent of the holder.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrants, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrant.

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Duration and Exercise Price

Each Underwriter Warrant offered hereby will have an initial exercise price equal to 150% of the public offering price of the shares of common stock issued in this offering. The Underwriter Warrants will be immediately exercisable and will expire three years from the commencement of sales in this offering. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Underwriter Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Underwriter Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding stock after exercising the holder’s Underwriter Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Underwriter Warrants and in accordance with the rules and regulations of the SEC.

Cashless Exercise

If, at the time a holder exercises its Underwriter Warrants, a registration statement registering the issuance of the shares of common stock underlying the Underwriter Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Underwriter Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Transferability

Subject to applicable laws, an Underwriter Warrant may be transferred at the option of the holder upon surrender of the Underwriter Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Underwriter Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Underwriter Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Underwriter Warrants will be extremely limited. We plan to list the common stock issuable upon exercise of the Underwriter Warrants on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in the Underwriter Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Underwriter Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Underwriter Warrants.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the Underwriter Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Underwriter Warrants will be entitled to receive upon exercise of the Underwriter Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Underwriter Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Underwriter Warrants, in the event of certain fundamental transactions, the holders of the Underwriter Warrants may be entitled to receive consideration in an amount equal to the Black Scholes value of the Underwriter Warrants.

Certain Anti-Takeover Provisions of Delaware Law

The provisions of Delaware law, the Certificate of Incorporation and the Bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to Section 203 of the DGCL an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the time the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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Section 203 generally defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaw Provisions

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of us. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may only be called by the Chairman of the board of directors, the Chief Executive Officer, a majority of the total number of authorized directors whether or not their exist any vacancies in previously authorized directorships, or the President (in the absence of a chief executive officer) at any time and for any purpose or purposes as shall be stated in the notice of the meeting, or by request of the holders of record of at least 20% of the outstanding shares of common stock. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC.

Listing of Securities

Our common stock is listed on the Nasdaq Capital Market under the symbol “NDRA.”

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UNDERWRITING

Lucid Capital Markets, LLC is acting as the sole underwriter of this offer (“Lucid”, or the “Underwriter”). We entered into an underwriting agreement, dated as of     , 2025 (the “Underwriting Agreement”), with Lucid with respect to the securities subject to this offering. Subject to the terms and conditions stated in the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of securities shown in the table below:

Underwriter	Number of shares and/or Pre-Funded Warrants	Total
Lucid Capital Markets, LLC
Total

The Underwriting Agreement provides that the obligations of the Underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The Underwriting Agreement provides that the Underwriter will purchase all of the securities if any of them are purchased.

Securities sold by the Underwriter to the public will initially be offered at the public offering prices set forth on the cover of this prospectus. In addition, the Underwriter may offer some of the securities to other securities dealers at such price less a concession of $      per share. After the initial offering of the securities, the public offering price or any other term of the offering may be changed by the Underwriter.

Underwriting discounts and commissions

We are offering shares of our common stock and Pre-Funded Warrants pursuant to this prospectus. The following table shows the effective public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Effective Price Per Share	Effective Price Per Pre-Funded Warrant	Total Without Option	Total With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions payable by us, before expenses, to us(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1) The underwriting discount is 7.0% of the gross proceeds received from the sale of securities to all purchasers in the offering.

Underwriter Warrants

We have also agreed to sell for a nominal price to the Underwriter or its designees at the closing of this offering, warrants to purchase a number of shares of common stock equal to 4.0% of the aggregate number of shares of common stock and Pre-Funded Warrants sold in this offering, at an exercise price equal to 150% of the public offering price for the shares of common stock issued in this offering. The Underwriter Warrants will be exercisable upon issuance, in whole or in part, and will expire three years from the commencement of sales in this offering. The Underwriter Warrants and the shares of common stock underlying the Underwriter Warrants are registered on the registration statement of which this prospectus is a part. The form of the Underwriter Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

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Over-Allotment Option

In addition to the discount set forth in the above table, we have granted the Underwriter a 45-day option to purchase from us up to an additional 2,355,000 shares of common stock at the public offering price set forth herein, less the underwriting discount and commissions. If the Underwriter exercises this option in full, the total underwriting discounts and commissions payable will be approximately $      and the total proceeds to us, before expenses, will be approximately $      . The Underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares are purchased pursuant to the over-allotment option, the Underwriter will offer these additional shares on the same terms as those on which the other shares are being offered hereby.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

Tail Fees

We have also agreed to pay the Underwriter a tail fee equal to the cash and warrant compensation in this offering if certain investors purchase securities from the Company during the term of the Underwriter’s engagement or within nine months following the expiration of its engagement with the Company. In addition, pursuant to the tail provision in a certain engagement agreement with Ladenburg Thalmann & Co. Inc., we may be obligated to pay certain cash fees and issue warrants to Ladenburg in the event that certain investors participate in this offering.

Other Relationships

The Underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be approximately $      , which includes the fees and expenses for which we have agreed to reimburse the Underwriter, including the fees and disbursements of counsel for the underwriter, in connection with the offering in an amount not to exceed $100,000.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of shares of common stock in this offering is complete, SEC rules may limit the ability of the Underwriter to bid for and purchase shares of our common stock. As an exception to these rules, underwriters are permitted to engage in certain transactions which stabilize the price of the shares of common stock, which may include short sales, covering transactions and stabilizing transactions. Short sales involve sales of shares of common stock in excess of the number of shares to be purchased by the Underwriter in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of common stock from us in the offering. An underwriter may close out any covered short position by either exercising its option to purchase additional shares of common stock or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out the covered short position, the Underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the share price at which the Underwriter may purchase through its option to purchase additional shares. “Naked” short sales are any sales in excess of such option. The Underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the shares of common stock made by underwriters in the open market prior to the completion of an offering.

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The Underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on our shares of common stock. Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of common stock. They may also cause the price of the shares of common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If an underwriter commences any of these transactions, it may discontinue them at any time without notice.

We expect that delivery of the shares and Pre-Funded Warrants will be made to investors on or about      , 2025.

Electronic Distribution

In connection with the offering, the Underwriter or any securities dealers may distribute prospectuses by electronic means, such as e-mail.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Charlotte, North Carolina. The Underwriter has been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

RBSM LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on RBSM LLP’S report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

Our website address is www.endrainc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith or the documents incorporated by reference herein. For further information about us and the common stock, we refer you to the registration statement and the exhibits filed thereto and to the documents incorporated by reference herein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement or to a document incorporated by reference herein are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or a document incorporated by reference herein. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 as amended by the Form 10-K/A filed with the SEC on April 7, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;
•	Our Current Report on Form 8-K, filed with the SEC on May 30, 2025; and
•

The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-37969) filed with the Commission on December 16, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement or after the date of this prospectus and prior to the termination of the offering of all of the securities covered hereby, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, Michigan 48105

Telephone: (734) 335-0468

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

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ENDRA Life Sciences Inc.

 15,700,000 Shares of Common Stock

Pre-Funded Warrants to purchase up to 15,700,000 Shares of Common Stock

Underwriter Warrants to purchase up to 628,000 Shares of Common Stock

Up to 16,328,000 Shares of Common Stock underlying the Pre-Funded Warrants and Underwriter Warrants

_______________________

PROSPECTUS

_______________________

Sole Bookrunner

Lucid Capital Markets

___________, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$10,020
FINRA filing fee	$10,318
Accounting fees and expenses	$50,000
Legal fees and expenses	$185,000
Printing	$5,000
Expense reimbursement to Underwriter	$100,000
Miscellaneous	$14,661
Total	$375,000

Item 14. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Fourth Amended and Restated Certificate of Incorporation of ENDRA Life Sciences Inc., a Delaware corporation.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s Certificate of Incorporation provides for this limitation of liability. Article NINTH of our Fourth Amended and Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

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Article EIGHTH of our Fourth Amended and Restated Certificate of Incorporation provides that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify them against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is a party or is threatened to be made a party to an action, or by reason of anything done or not done by such director in any such capacity. We indemnify directors and executive officers against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of such directors or executive officers and for any expenses actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also intend to advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers in advance of the final disposition of any action after our receipt of a statement or statements from directors or executive officers requesting such payment or payments from time to time, provided that such statement or statements are preceded or accompanied by a written undertaking, by or on behalf of such directors or executive officers, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified against such expenses by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to us that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.

Item 15. Recent Sales of Unregistered Securities.

None.

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Item 16. Exhibits

Exhibit		Incorporated by Reference
Number	Exhibit Description	Filed Herewith	Form	Exhibit	Filing Date
1.1	Form of Underwriting Agreement		S-1	1.1	07/08/25
3.1	Fourth Amended and Restated Certificate of Incorporation of the Company, as amended [Restated for SEC filing purposes only]		10-K	3.1	03/31/25
3.2	Amended and Restated Bylaws of the Company		S-1	3.4	12/06/16
4.1	Specimen Certificate representing shares of common stock of the Company		S-1	4.1	11/21/16
4.2	Form of Pre-Funded Warrant		S-1	4.2	07/08/25
4.3	Form of Underwriter Warrant		S-1	4.3	07/08/25
5.1	Opinion of K&L Gates LLP		S-1	5.1	07/08/25
10.1	ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan *		S-1	10.4	12/06/16
10.2	First Amendment to ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan*		DEF 14A	Appx. A	05/10/18
10.3	Form of Stock Option Award under 2016 Omnibus Incentive Plan*		S-1	10.5	12/06/16
10.4	Form of Restricted Stock Unit Award under 2016 Omnibus Incentive Plan*		S-1	10.6	12/06/16
10.5	Non-Employee Director Compensation Policy, effective January 30, 2023*		10-K	10.6	03/16/23
10.6	Form of Indemnification Agreement by and between the Company and each of its directors and executive officers*		S-1	10.8	11/21/16
10.7	Amended and Restated Employment Agreement, dated May 12, 2017, by and between the Company and Francois Michelon*		8-K	10.1	05/12/17
10.8	First Amendment to Employment Agreement, dated December 27, 2019, by and between the Company and Francois Michelon*		8-K	10.1	12/27/19
10.9	Separation Agreement and Release, dated as of August 12, 2024, by and between the Company and Francois Michelon*		10-K	10.9	03/31/25
10.10	Amended and Restated Employment Agreement, dated May 12, 2017, by and between the Company and Michael Thornton*		8-K	10.2	05/12/17
10.11	First Amendment to Employment Agreement, dated December 27, 2019, by and between the Company and Michael Thornton*		8-K	10.2	12/27/19
10.12	Services Agreement, dated March 25, 2024, between the Company and Impact Solve, LLC*		10-K	10.12	03/31/25
10.13	Employment Agreement, dated August 13, 2024, by and between the Company and Alexander Tokman*		10-Q	10.1	11/19/24
10.14	Gross Lease, dated January 1, 2015, between the Company and Green Court LLC		S-1	10.18	11/21/16
10.15	Amendment to Gross Lease, dated October 10, 2017, by and between the Company and Green Court LLC		10-Q	10.2	05/15/18
10.16	Second Amendment to Lease, dated March 15, 2021, by and between the Company and Green Court LLC		10-K	10.18	03/25/21
10.17	Third Amendment to Lease, dated December 1, 2024, by and between the Company and Green Court LLC		10-K	10.17	03/31/25
10.18	Consulting Agreement, dated October 17, 2023, by and between the Company and Alexander Tokman		10-K	10.21	03/28/24
10.19	Offer Letter, dated June 9, 2021, by and between the Company and Irina Pestrikova		10-K	10.22	03/28/24
21.1	Subsidiaries of the Company		10-K	21.1	03/30/22
23.1	Consent of RBSM LLP, Independent Registered Public Accounting Firm		S-1	23.1	07/08/25
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)		S-1	23.2	07/08/25
24.1	Power of Attorney (included on signature page)		S-1	24.1	07/08/25
107	Filing Fee Table		S-1	107	07/08/25

* Indicates management compensatory plan, contract or arrangement

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the day of July 16, 2025.

ENDRA Life Sciences Inc.

By:	/s/ Alexander Tokman
Name:	Alexander Tokman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Alexander Tokman	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 16, 2025
Alexander Tokman

/s/ Richard Jacroux	Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2025
Richard Jacroux

*	Director	July 16, 2025
Louis J. Basenese

*	Director	July 16, 2025
Anthony DiGiandomenico

*	Director	July 16, 2025
Michael Harsh

*By:	/s/ Alexander Tokman
Attorney-In-Fact

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